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                                                                    EXHIBIT 99.1

[GATX LOGO]                                                         NEWS RELEASE

FOR RELEASE:  IMMEDIATELY

GATX FINANCIAL CORPORATION ESTABLISHES $525 MILLION CREDIT FACILITY

      CHICAGO, June 27 - GATX Financial Corporation, a wholly owned subsidiary of GATX Corporation (NYSE: GMT), today announced that it entered into a new $525 million credit facility. This new 5-year senior unsecured revolving facility, which will mature in June 2010, replaces a $445 million 3-year revolving credit facility previously in place at GATX Financial. The facility was documented through an amendment and restatement of the existing credit agreement and will be used for general corporate purposes. Pricing of the new credit facility improved versus recent facilities.

      William J. Hasek, vice president and treasurer of GATX Corporation, stated, "This new credit facility reflects the progress we have made in strengthening our credit profile and capitalizing on the improvement in our markets. Through the continued support of our bank group and this new facility, we have enhanced our financial capacity and flexibility and are well positioned to pursue growth in our core markets."

      Citicorp, USA Inc. and Citigroup Global Markets Inc. acted as administrative agent, lead arranger, and book manager; JP Morgan Chase Bank and Bank of America acted as co-syndication agents; and Calyon and LaSalle Bank acted as co-documentation agents.

COMPANY DESCRIPTION

      GATX Financial Corporation is a wholly owned subsidiary of GATX Corporation (NYSE: GMT). GATX provides lease financing and related services to customers operating rail, air, marine and other targeted assets.

FOR FURTHER INFORMATION CONTACT:
ANALYSTS & INVESTORS:
Rhonda S. Johnson
GATX Corporation
312-621-6262

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

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